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                                                                   EXHIBIT 21.01


SUBSIDIARIES OF THE REGISTRANT

1. CRE Management I Corp., a Delaware corporation
2. CRE Management II Corp., a Delaware corporation
3. CRE Management III Corp., a Delaware corporation
4. CRE Management IV Corp., a Delaware corporation
5. CRE Management V Corp., a Delaware corporation
6. CRE Management VI Corp., a Delaware corporation
7. CRE Management VII Corp., a Delaware corporation
8. CRE Management VIII L.L.C., a Delaware limited liability company
9. CRE Management IX L.L.C., a Delaware limited liability company
10. Crescent Real Estate Funding I, L.P., a Delaware limited partnership
11. Crescent Real Estate Funding II, L.P., a Delaware limited partnership
12. Crescent Real Estate Funding III, L.P., a Delaware limited partnership
13. Crescent Real Estate Funding IV, L.P., a Delaware limited partnership
14. Crescent Real Estate Funding V, L.P., a Delaware limited partnership
15. Crescent Real Estate Funding VI, L.P., a Delaware limited partnership
16. Crescent Real Estate Funding VII, L.P., a Delaware limited partnership
17. Crescent Real Estate Funding VIII, L.P., a Delaware limited partnership
18. Crescent Real Estate Funding IX, L.P., a Delaware limited partnership
19. CREM Holdings, L.L.C., a Delaware limited liability company
20. Crescent Capital Funding, L.L.C., a Delaware limited liability company
21. Crescent Funding Interest, L.L.C., a Delaware limited liability company
22. Crescent Entertainment Company, L.P., a Texas limited partnership
23. Crescent Entertainment Management L.L.C., a Texas limited liability company
24. CEC Management, L.L.C., a Texas limited liability company
25. Crescent Duddleston Hotel Partnership, L.P., a Texas limited partnership
26. CresCal Properties, L.P., a Delaware limited partnership
27. CresCal Properties, Inc., a Delaware corporation
28. Woodlands Office Equities - '95 Limited, a Texas limited partnership
29. Woodlands Retail Equities - '96 Limited, a Texas limited partnership
30. CresWood Development, L.L.C. - a Texas limited liability company
31. 301 Congress Avenue, L.P., a Delaware limited partnership
32. Crescent/301, L.L.C., a Delaware limited liability company
33. Crescent Commercial Realty Corp., a Delaware corporation
34. Crescent Commercial Realty Holdings, L.P., a Delaware limited partnership
35. CresTex Development L.L.C., a Delaware limited liability company
36. G/C Waterside Associates L.L.C., a Texas limited liability company
37. Crescent 1717 Main, L.L.C., a Texas limited liability company
38. Crescent E&M, L.L.C., a Texas limited liability company
39. Crescent Ervay & Main, L.P., a Texas limited partnership
40. Main Street Partners, L.P., a Texas limited partnership
41. Main Street Partners Management Company, L.P., a Texas limited partnership
42. Spectrum Mortgage Associates, L.P., a Delaware limited partnership
43. Crescent Washington Harbour, L.L.C., a Delaware limited liability company
44. Crescent Potomac Harbour, L.L.C., a Delaware limited liability company
45. Crescent Costa Mesa, L.L.C., a Delaware limited liability company
46. Crescent Woodfield, L.L.C., a Delaware limited liability company
47. CRE Aviation Interests, L.L.C., a Delaware limited liability company
48. Hudson Bay Partners II, L.P., a Delaware limited partnership
49. Hudson Bay Partners IV, L.P., a Delaware limited partnership
50. Crescent Chancellor Park, LLC, a Delaware limited liability company
51. Crescent Miami Center, LLC, a Delaware limited liability company